                              STOCKHOLDER AGREEMENT

     This STOCKHOLDER AGREEMENT (the "AGREEMENT"), dated as of this 28th day of February, 2000, is entered into by and between Clear Channel Communications, Inc., a Texas corporation ("PARENT"), and Robert F.X. Sillerman (the "STOCKHOLDER").

                              W I T N E S S E T H:

     WHEREAS, Parent, CCU II Merger Sub, Inc., a Delaware corporation ("MERGER SUB"), and SFX Entertainment, Inc., a Delaware corporation (the "COMPANY"), have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time the "MERGER AGREEMENT"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the "MERGER");

     WHEREAS, as of the date hereof, the Stockholder is the record or beneficial owner of the number of shares (the "SHARES") of Class A common stock, par value $0.01 per share, of the Company (the "COMPANY CLASS A COMMON STOCK"), and of Class B common stock, par value $0.01 per share, of the Company (the "COMPANY CLASS B COMMON STOCK" and, together with the Company Class A Common Stock, the "COMPANY COMMON STOCK"), set forth on Schedule I attached hereto; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder is willing to agree, to the matters set forth herein. Except as specified herein, terms defined in the Merger Agreement are used herein as defined therein.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

         (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         (b) "Amendment Proposal" shall mean the proposal to amend the Company's Amended and Restated Certificate of Incorporation as contemplated in Section 3.3 of the Merger Agreement.

         (c) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. The Shares subject to this Agreement shall include Shares held by the Sillerman

Communications Management Corporation, The Sillerman Companies and Sillerman Communications Partners as well as any Shares transferred to any Affiliate or family member of the Stockholder after the date of this Agreement in accordance with Section 4(a)(vi). For purposes of this Agreement, the Shares Beneficially Owned by the Stockholder shall not include the shares of Company Class A Common Stock held of record by Howard J. Tytel, his nominees or his Affiliates (other than the Stockholder or the entities described above) and with respect to which the Stockholder has the right to vote.

         (d) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

     2. Voting Agreement. From the date of this Agreement and ending as of the Termination Date, the Stockholder hereby agrees to vote (or cause to be voted) all of the Shares (and any and all securities issued or issuable in respect thereof) which the Stockholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

         (a) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and the Amendment Proposal and any actions required in furtherance thereof;

         (b) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

         (c) except for all such actions which may be permitted to the Company under the Merger Agreement, against (i) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries other than the Merger, (ii) a sale or transfer (other than to a subsidiary of the Company) of assets of the Company or any of its material subsidiaries comprising more than 15% of the assets of the Company on a consolidated basis, (iii) any change in a majority of the Board of Directors of the Company other than in connection with an annual meeting of the stockholders of the Company with respect to the slate of directors proposed by the incumbent Board of Directors of the Company (in which case he agrees to vote for the slate proposed by the incumbent Board) or
(iv) any action that is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transaction contemplated by the Merger Agreement;

provided, however, that in the event the Parent Common Stock Market Value at the time any annual, special or other meeting of the stockholders of the Company is first convened to consider the Merger (or on the date of any consent in lieu of such a meeting) is less than $69.72 per share, then notwithstanding the foregoing provisions of this Section 2, the Stockholder may, at his option, either (i) vote all the Shares in favor of the Merger, the Merger Agreement and the Amendment Proposal (collectively, the "Merger Proposals") or (ii) in any class vote of the holders of Company Class A Common Stock on the approval and adoption of the Merger

Proposals, vote the Shares in a manner consistent (either all "FOR" or all "AGAINST") with the vote of the holders of a majority of the holders of Company Class A Common Stock who vote FOR or AGAINST the Merger Proposals.

     3. Capture.

         (a) In the event that any of the Shares are sold, transferred, exchanged, canceled or disposed of in connection with or as a result of any Acquisition Proposal that is in existence on or that has been otherwise made prior to the Termination Date (an "Alternative Disposition") then, within five business days after the closing of such Alternative Disposition, the Stockholder shall tender and pay to, or shall cause to be tendered and paid to, Parent, or its designee, in immediately available funds, 30% of the Profit realized from such Alternative Disposition. As used in this Section 3(a), "Profit" shall mean an amount equal to the excess, if any, of (i) the Alternative Transaction Consideration over (ii) the Current Transaction Consideration. As used in this
Section 3, Alternative Transaction Consideration shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by the Stockholder (as well as any members of the Stockholder's family and/or his Affiliates to whom he has transferred Shares after the date hereof pursuant to
Section 4(a)(vi) below) in respect of the Shares in connection with or as a result of such Alternative Disposition or any agreements or arrangements (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which the Stockholder is required to devote, and under which the Stockholder in good faith intends to devote, substantially all of his business time and effort to the performance of executive services for the Company in a manner substantially similar to Stockholder's current employment arrangements with the Company), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by the Stockholder as a part of or in connection with the Alternative Disposition or associated Acquisition Proposal. As used in this Agreement, Current Transaction Consideration shall mean the sum of all amounts to be received, directly or indirectly, by the Stockholder pursuant to Article II of the Merger Agreement as well as the value of all Options to be received by the Stockholder in connection with the Merger and the aggregate amount of all other payments or other consideration to be received by the Stockholder as a direct result of the Merger.

         (b) For purposes of determining Profit under this Section 3, (i) all non-cash items shall be valued based upon the fair market value thereof as determined by an independent expert selected by Parent and who is reasonably acceptable to Stockholder, (ii) all deferred payments or consideration shall be discounted to reflect a market rate of net present value thereof as determined by the above-referenced independent expert, (iii) all contingent payments will be assumed to have been paid and (iv) if less than all of the Shares are subject to the Alternative Disposition, then the Current Transaction Consideration shall be deemed to be an amount equal to the Current Transaction Consideration multiplied by a fraction, the numerator of which is the number of the Shares sold, transferred, exchanged, canceled or disposed of in such Alternative Disposition and the denominator of which is the total number of the Shares. In the event any contingent payments included in the determination of Profits ultimately are not paid pursuant to an Alternative Disposition, then Parent shall reimburse Stockholder for any amounts paid to

Parent hereunder in respect of such uncollected contingent payments promptly after receipt of written notice of such non payment, unless the Stockholder has not used its best efforts to receive such contingent payments.

         (c) In the event that after the date of this Agreement, the amount of consideration to be received by the holders of Company Common Stock in connection with the Merger should be increased (a "Second Transaction"), then, as may be requested by Parent, Stockholder shall either (i) execute and deliver to Parent such documents or instruments as may be necessary to waive the right to receive 30% of such increase to the extent that such increase results in any Profit or (ii) tender and pay, or cause to be tendered and paid, to Parent, or its designee, in immediately available funds 30% of the Profit realized from such Second Transaction. As used in this Section 3(c), Profit shall mean an amount equal to the excess, if any, of (y) the Second Transaction Consideration over (z) the Current Transaction Consideration. As used in this Agreement, Second Transaction Consideration shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by the Stockholder (as well as any members of the Stockholder's family and/or his Affiliates to whom he has transferred Shares after the date hereof pursuant to Section 4(a)(vi) below) in respect of the Shares in connection with or as a result of the Second Transaction or any agreements or arrangements (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which the Stockholder is required to devote, and under which Stockholder in good faith intends to devote, substantially all of his business time and effort to the performance of executive services for the Company in a manner substantially similar to Stockholder's current employment arrangements with the Company), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by the Stockholder as a part of or in connection with the Second Transaction.

     4. Covenants, Representations and Warranties of the Stockholder and Parent.

         (a) The Stockholder hereby represents, warrants and covenants to Parent as follows:

            (i) Ownership. As of the date of this Agreement, the Stockholder is either (A) the record and Beneficial Owner of, or (B) the Beneficial Owner but not the record holder of, the number of issued and outstanding Shares set forth on Part A of Schedule I hereto and the Options and SARs set forth on Part B of Schedule I hereto. As of the date of this Agreement, the Shares set forth on Part A of Schedule I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Stockholder. Except as otherwise set forth in Part A to Schedule I, the Stockholder has sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Part A of Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and to the right of pledgees under the pledge agreements entered into in connection with bona fide lending transactions that are not entered into in connection with an Acquisition Proposal.

            (ii) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

            (iii) No Conflicts. Except for filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not materially interfere with the Stockholder's ability to perform his obligations hereunder, and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of his properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Shares, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of the Stockholder to perform its obligations hereunder.

            (iv) No Encumbrances. Except (A) as required by Sections 2 and 3,
         (B) for pledges or encumbrances created in compliance with Section 4(a)(vi), and (C) items listed in Schedule I, at all times during the term hereof, all of the Shares will be held by the Stockholder, an Affiliate of the Stockholder, by a nominee or custodian for the benefit of the Stockholder, or by a family member of the Stockholder (subject to the conditions set forth in clause (vi) below) free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, understandings or arrangements that do not limit or impair Stockholder's ability to perform his obligations under this Agreement.

            (v) No Solicitation. The Stockholder shall comply with the terms of
         Section 5.10 of the Merger Agreement to the extent such terms would be applicable to him.

            (vi) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement and ending on the Termination Date, the Stockholder shall not, and shall cause each of his Affiliates who Beneficially Own any of the Shares not to, directly or indirectly without the consent of Parent in respect of any Acquisition Proposal or otherwise: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (each, a "Transfer"), any or all of the Shares, or any interest therein, (B) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or
         (B) above or (D) take any action that would reasonably be expected to have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement; provided, however, the Stockholder may, without the consent of Parent,
         (x) Transfer his Shares to members of his family and/or Affiliates, further provided, however, that such transferees agree to be bound by the terms of this Agreement and such transferred Shares shall continue to constitute "Shares" hereunder; and (y) pledge or encumber all or any portion of the Shares in connection with a bona fide lending transaction with any institutional lender that is not entered into in connection with an Acquisition Proposal, provided that the Stockholder shall not be in default of any obligation securing such pledge. The Stockholder will provide Parent with notice of any pledge of the Shares.

            (vii) Waiver of Appraisal Rights. The Stockholder hereby waives, and shall cause any of its Affiliates who hold of record any of the Shares to waive, any rights of appraisal or rights to dissent from the Merger that the Stockholder or such Affiliate may have.

            (viii) Further Assurances. From time to time, at Parent's request and without further consideration, the Stockholder shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         (b) Parent hereby represents, warrants and covenants to the Stockholder as follows:

            (i) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

            (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with its ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound, (C) require any consent, approval, authorization or permit of, registration, declaration or filing (except for filings under the Exchange Act) with, or notification to, any government entity, (D) require any material consent, authorization or approval of any person other than a governmental entity, or (E) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of Parent's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Parent to perform its obligations hereunder.

            (iii) Execution, Delivery and Performance by Parent . The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and Parent has taken all other actions required by law, its Amended and Restated Articles of Incorporation and its Bylaws to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of Parent and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

         (c) The Stockholder hereby represents and warrants to Parent that the Board of Directors of the Company has approved the terms of this Agreement and the transactions contemplated herein and such approval is sufficient to render inapplicable to this Agreement and the transactions contemplated herein the provisions of Section 203 of the Delaware General Corporation Law.

     6. Stop Transfer. From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, the Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, except as otherwise contemplated hereby.

     7. Recapitalization; Option Exercise. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event. The term "Shares" shall also include any shares of Company Common Stock with respect to which the Stockholder acquires record or Beneficial Ownership after the date of this Agreement and prior to the Termination Date.

     8. Stockholder Capacity. The Stockholder does not make any agreement or understanding herein in the Stockholder's capacity as a director or officer of the Company. The Stockholder executes this Agreement solely in his capacity as a record owner and/or Beneficial Owner of the Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any designee of the Stockholder in his capacity as an officer or director of the Company or any of its Subsidiaries.

     9. No Conversion. The Stockholder will not, prior to the Termination Date, convert any of the shares of Company Class B Common Stock that he Beneficially Owns into shares of Company Class A Common Stock.

     10. Miscellaneous.

         (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

         If to Stockholder:         Robert F.X. Sillerman
                                    157 East 70th Street
                                    New York, New York  10021

         with a copy to:            Winston & Strawn
                                    200 Park Avenue
                                    New York, New York  10166
                                    Attention:  Jonathan Goldstein
                                                Daniel A. Ninivaggi
                                    Facsimile:  (212) 294-4700

         If to Parent:              Clear Channel Communications, Inc.
                                    200 Concord Plaza
                                    Suite 600
                                    San Antonio, Texas 78216
                                    Facsimile:  (212) 822-2299

         with a copy to:            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    300 Convent Street, Suite 1500
                                    San Antonio, Texas  78205
                                    Attention:  Stephen C. Mount
                                                John Strickland
                                    Facsimile:  (201) 224-2035

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (e) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by the Stockholder of any covenants or agreements contained in this Agreement will cause the Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

         (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of the Stockholder's death, the benefits and obligations of the Stockholder hereunder shall inure to his successors and heirs.

         (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

         (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

         (m) Trust Funds. In the event that any party hereto should receive any funds that are to be paid to another party pursuant to the terms of this Agreement, then the receiving party shall hold such funds in trust for the benefit of the party entitled to receive such funds and shall promptly pay such funds to the party entitled to receive such funds in accordance with this Agreement.

     10. Termination. This Agreement shall terminate without any further action on the part of any party hereto on the first to occur of the Effective Time or the Termination Date (as such terms are defined in the Merger Agreement).

                      STOCKHOLDER AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Stockholder and a duly authorized officer of Parent on the day and year first written above.

                                    PARENT:

                                    CLEAR CHANNEL COMMUNICATIONS, INC.

                                    By: /s/ Randall T. Mays
                                       -----------------------------------------
                                       Randall T. Mays
                                       Executive Vice President
                                         and Chief Financial Officer
                                       Address:   200 Concord Plaza
                                                  Suite 600
                                                  San Antonio, Texas  78216
                                       Facsimile: (210) 822-2299

                                    STOCKHOLDER:

                                    By: /s/ Robert F.X. Sillerman
                                       -----------------------------------------
                                       ROBERT F.X. SILLERMAN



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

                                   SCHEDULE I
                                   ----------

                                     Part A
                                     ------

Name of Owner                                       Shares
-------------                                       ------

Robert F.X. Sillerman           4,082,803 shares of Company Class A Common Stock
                                2,286,253 shares of Company Class B Common Stock













                                     Part B
                                     ------

Name of Owner                                Other Securities
-------------                                ----------------

Robert F.X. Sillerman               3,970,527 Options and Warrants





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